UNITED STATES SECURITIES AND
                              EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 8, 2010

                             CASTMOR RESOURCES LTD.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                          Commission file # 000-53310
                            (Commission File Number)

                                   98-0471928
                       (IRS Employer Identification No.)

                 30A Trewsbury Road, Sydenham, London  SE26 5DN
             (Address of principal executive offices and Zip Code)

                                 44 784 7348181
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement

On  April  15,  2010,  the  Company  mutually  agreed with Christopher Kelly and
Patrick Mooney, both of Northern Ireland (the "Vendors"), to rescind the agreement dated March 8, 2010, by which the Company was to acquire all the issued and outstanding shares of Cage Wars Championship Ltd., a company organized under the laws of the United Kingdom (the "Agreement").

The rescission of the Agreement will not result in any penalties to the Company.

As a result of the rescission of the Agreement, there will be no alteration or amendment of the Company's Articles of Incorporation. The name of the Company will not be changed to Takedown Entertainment Inc., and the authorized capital of the Company will remain the same. The Company remains in the business of mineral exploration. Management is presently arranging for a new principal executive office and telephone number for the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTMOR RESOURCES LTD.


/s/ Alfonso Quijada
Alfonso Quijada,
CEO and Director
Date: March 12, 2010